Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cerner Corporation:
We consent to the incorporation by reference in the Registration Statements (No. 333-180016, No. 333-174568, No. 333-125492, No. 333-77029, No. 333-93379, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-63226, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, and No. 333-40156) on Form S-8 and (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports dated February 8, 2013, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 29, 2012 and December 31, 2011, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 29, 2012, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 29, 2012, which reports appear in the 2012 Annual Report on Form 10-K of Cerner Corporation.
/s/ KPMG LLP
Kansas City, Missouri
February 8, 2013